Exhibit 99.1

August 14, 2025

Re: Second quarter 2025 Letter to Stockholders of Strategic Student and Senior Housing Trust, Inc. (“SSSHT” or the “Company”)

Dear Stockholders,

I am encouraged by our continued revenue momentum, operating expense management and resulting increase in property net operating income from both the first and second quarters of 2025 and our year-over-year results by virtue of adhering to our business plan outlined below:

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Continue to increase base rental and care fee revenues;
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Emphasize managing property level operating expenses to budget with our senior housing operator;
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Create a consistent and increasing operating income quarter-over-quarter;
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Upgrade the common areas at our three Utah senior housing communities to improve appearance and community occupancies; and
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Consider strategic ways to optimize stockholder value, including but not limited to potentially selling, recapitalizing, or repositioning our senior housing properties, which are encumbered by fixed-rate debt that matures in 2028.

Summary of quarterly performance: Comparing the second quarter of 2025 to the second quarter of 2024

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Revenues increased approximately $0.7M or 8%.
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Expenses increased approximately $0.1M or 1%.
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Property net operating income increased approximately $0.6M or 29%.
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Increased occupancy from approximately 91% as of June 30, 2024, to approximately 95% as of June 30, 2025.

In addition, senior housing occupancies increased from approximately 92% as of March 31, 2025, to approximately 95% as of June 30, 2025. Our expense management initiatives continue to produce results with an increase in net property operating income that exceeded our internal expectations.

Modest upgrades to our three Utah communities

The light upgrades to our three Utah senior housing communities are well underway. Projected completion of these improvements is expected to be completed by the fourth quarter. These much-needed painting, carpeting, lighting and furniture replacement will improve the appearance and performance of these communities.

Closing comments

As of yet, our communities have not been substantially affected by the economic slowdown, tariffs or labor migration related issues. Sourcing entry level labor required for our seniors communities remains a challenge. We intend to continue to raise rents and care fees where supply and demand factors present to our favor. If we can continue to raise rents and manage our expenses closely, I remain encouraged for a very positive 2025 for SSSHT.

As I have stated before in previous stockholder letters, the Company is still waiting for the seniors housing capital markets to recover. While the sale transaction numbers of senior properties have increased since 2024, it seems the market still needs time to fully recover and for cap rates to meaningfully compress. In meantime, we continue to evaluate all of our options to maximize shareholder value.

Sincerely,

John Strockis CEO and President

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 877.327.3485 | info@StrategicREIT.com | www.strategicreit.com

Certain statements contained in this letter, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words. Such statements include, in particular, statements about our plans, strategies, and prospects and, in this letter, include our statements about expectations as to continued occupancy rates and expense savings, and the pace of the expected recovery in the senior housing industry generally, all of which are subject to certain risks and uncertainties, including known and unknown risks, and are based on a number of assumptions which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. We cannot guarantee the accuracy of any such forward-looking statements contained in this letter, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The risks, uncertainties, assumptions and other factors that could cause such forward-looking statements not to come to fruition include, among other things, disease or other outbreaks, future economic, competitive, and market conditions, including without limitation, development of senior housing properties in our areas, changes in the political and economic climate, economic conditions and fiscal imbalances in the United States and in the markets in which we operate, and other major developments, including wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks. The occurrence or severity of any such event or circumstance is difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations and provide distributions to stockholders, and our ability to find suitable investment properties, may be significantly hindered. These risk and uncertainties that could cause forward-looking statements not to come to fruition also include those items that we identify as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, our quarterly reports on Form 10-Q and other reports that we file from time to time with the Securities and Exchange Commission.

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 877.327.3485 | info@StrategicREIT.com | www.strategicreit.com